EXHIBIT 10.02(a)
                     LETTER OF AFFIRMATION AND CONSENT

     This AFFIRMATION AND CONSENT is made as of June 29, 2000, by and among University of Southern California, a California nonprofit corporation ("USC"), Rubicon Medical, Inc., a Utah corporation ("Rubicon"), and Abbott
Laboratories, an Illinois corporation ("Abbott").

     WHEREAS, USC and Rubicon (by way of assignment pursuant to an Assignment, Assumption and Consent Agreement dated as of June 8, 2000) are parties to that certain Option and License Agreement, dated as of March 12, 1998, as amended as of March 31, 1999 (collectively, the "License Agreement");

     WHEREAS, Rubicon desires to grant a sublicense under the License Agreement to Abbott (the "Sublicense") pursuant to that certain Exclusive License and Development dated as of the date hereof (the "Exclusive License"), and USC desires to consent to such Sublicense, subject to the terms and conditions contained herein; and

     WHEREAS, in connection with the Sublicense, Abbott has requested that USC make certain affirmations with respect to the License Agreement and Patents (which includes any and all patents and patent application as defined in the License Agreement), and USC has agreed to make such affirmations.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and warranties contained herein, the parties hereby agree as follows:

     1. Consent to Sublicense. Pursuant to Section 11 of the License Agreement, USC hereby consents to the Sublicense and, under the terms of the Exclusive License, Abbott agrees to be bound by the terms of the License Agreement as a Sublicensee. Pursuant to Section 24(g) of the License Agreement, Abbott hereby agrees to (a) indemnify USC to the same extent and degree as Rubicon has agreed to indemnify USC under the License Agreement and
(b) provide insurance identical in coverage and amount to that required of Rubicon in subparagraphs 24 (a), (b) and (c) of the License Agreement, naming both Rubicon and USC as additional insureds.

     2. Affirmations. In connection with the Sublicense, USC makes the following affirmations, representations and covenants to Abbott and Abbott hereby relies upon such affirmations, representations and covenants:

     A. To the actual knowledge of USC, the Licensee under the License Agreement is not currently in default of any provisions of the license Agreement.

     B. The License Agreement is currently in full force and effect and (i) USC has not received from Rubicon in any country a grant back of any rights under the License Agreement, and (ii) USC has not granted in any country to any third party any rights licensed to Rubicon pursuant to the License Agreement.

     C. Other than the rights specifically reserved pursuant to Sections 4(c), 6 and 13 of the License Agreement and the rights of USC inventors provided for i the USC Faculty Handbook, receipt of a copy of which Abbott hereby acknowledges, USC has not granted to any party other than the Licensee under the License Agreement any rights with respect to the Patents.

     D. USC represents and warrants that it owns all right and title in and to the Patents identified in appendix A of the License Agreement, including, without limitation, PCT Patent Application Serial No. PCT/US97/23257 filed December 16, 1997 and all related patents or patent application therefrom, and USC agrees that it will provide any reasonable assistance deemed necessary to clarify and ensure ownership of the Patents set forth in Appendix A of the License Agreement.

     E. USC has no actual knowledge of (i) any infringement or improper use by any third party of the patents or (ii) any fact that may jeopardize the validity, enforcement or ownership of the Patents. To the actual knowledge of USC, USC has not taken or omitted to take any action which action or omission to act would have the effect of waiving or abandoning any rights to the Patents.

For the purposes of this Paragraph 2, the knowledge of USC shall mean the actual conscious awareness of any of the attorneys in the USC office or Technology licensing, George M. Teitelbaum, M.D. or Dennis F. Dougherty.

     3. Defined Terms. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the License Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Affirmation and Consent to be executed as of the day and year first written above.



                             UNIVERSITY OF SOUTHERN CALIFORNIA


                                    /s/
                            --------------------------------
                            By: Dennis F. Dougherty
                            Its: Senior Vice President for Administration



                            RUBICON MEDICAL, INC.


                                  /s/
                            --------------------------------
                            By: Richard J. Linder
                            Its: President/CEO

                            Abbott Laboratories

                                  /s/
                            ------------------------------------
                            By: T.C. Freyman
                            Its: Vice President/Controller Hospital Products